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               AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is effective May 1, 2005, between BB&T Variable Insurance Funds, an open-end management investment company organized as a Massachusetts business trust (the "Trust"), on behalf of certain of its series as set forth on Revised Schedule A, as may be amended from time to time (the "Funds"), BB&T Asset Management, Inc. (the "Adviser") and HARTFORD LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Revised Schedule A, as may be amended from time to time (the "Accounts"), and amends and restates that certain Fund Participation Agreement by and between the parties dated May, 1997.

                                  WITNESSETH:

WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, Variable Insurance Funds, the predecessor trust to the Trust (the "Predecessor Trust") obtained an order (VARIABLE INSURANCE FUNDS, ET AL., Investment Company Act Rel. No. 23594 (Dec. 10, 1998)) from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Predecessor Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans, among others (the "Exemptive Order"), the terms of which qualify, in their entirety, the terms of this Agreement; and

WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

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WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) each Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Company desires to utilize shares of one or more Funds as an investment vehicle of the Accounts;

WHEREAS, the Adviser serves as the investment adviser to the Trust pursuant to an Investment Advisory Agreement dated April 22, 2005;

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I
                              Sale of Trust Shares

1.1 The Trust shall make shares of its Funds available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Fund of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.2 The Trust will redeem any full or fractional shares of any Fund when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act and any rules, regulations or orders thereunder.

1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase, and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Fund is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 9:30 a.m. Eastern time on next following Business Day. "Business Day" shall mean any day on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission and its then current prospectus and statement of additional information.

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1.4  Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid no later than 12:00 noon Eastern time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in appropriate title for each Account or the appropriate subaccount of each Account.

1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of that Fund. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.7 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. Eastern time. Information specified in this Section and Section 1.6 will be substantially in the form as set forth in attached SCHEDULE B.

       A. If the Trust provides materially incorrect share net asset value information, as determined under the 1940 Act, through no fault of Company, the Separate Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts, to certain qualified pension and retirement plans, and to any other eligible purchaser to the extent permitted by the Exemptive Order. No shares of any Fund will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

1.10 The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Company agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

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       A.  Effective April 16, 2007, the Company agrees that it will cooperate with the Trust to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and governing laws. Further, Company will, upon request, provide to the Trust such information as they may consider necessary or desirable to review the possible existence and extent of Abusive Transfer activity. The Company agrees to assist the Trust in reviewing information regarding transfer activity in order to identify Contract owners who are engaging in Abusive Transfer activity in accordance with the Rule 22c-2 Shareholder Information Agreement dated March 8, 2007 between the Trust and the Company. The Trust and Company agree to amend this provision as mutually deemed to be necessary to comply with Rule 22c-2 under the 1940 Act and to reflect any other applicable changes in the law. In the event of any inconsistency between the terms of this Section 1.10 and the above referenced Shareholder Information Agreement, the Shareholder Information Agreement shall prevail.

1.11 Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in registration statements from the Trust, as filed with the Securities and Exchange commission from time to time.

                                   ARTICLE II
                           Obligations of the Parties

2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which the Trust is subject on the issuance and transfer of its shares.

2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with SCHEDULE C attached to this Agreement.

2.3 The Company and Trust shall allocate expenses related to the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports, proxy materials and other shareholder communications in accordance with Schedule C. The

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Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

2.4 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named at least ten Business Days prior to it use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material. The Trust reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund) is named, and no such material shall be used if the Trust or its designee so objects.

2.5 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

2.6 The Trust shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company is named at least ten Business Days prior to it use. No such material shall be used if the Company reasonably objects to such use within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used if the Company so objects.

2.7 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

2.8 The Trust shall provide, or cause to be provided, to the Company upon request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Funds or its shares.

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2.9  So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through registered Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received, as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

2.10 The Company shall notify the Trust of any applicable state insurance laws that restrict the Funds' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

2.11 The Trust or its designee will provide Company notice of any change within 60 days or as soon as reasonably practicable for a Fund, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, and/or (c) conditions or undertakings that materially affect Company's rights or obligations hereunder. Harford reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Hartford variable product supplements and the Trust shall bear the applicable proportionate mailing costs incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

                                  ARTICLE III
                         Representations and Warranties

3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2 The Company represents and warrants that each sub-account of each Account consists of all assets the investment return and market value of each of which must be allocated in an identical manner to any variable contract invested in any such assets as described in Treasury Regulation Section 1.817-5(e) and
Section 1.817(d) and (1) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the previsions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

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3.3  The Company represents and warrants that the Contracts or interests in the
Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively, (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it shall use commercially reasonable efforts to market the Contracts. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including the Internal Revenue Code of 1986, as amended (the "Code"), and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

3.4 The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5 The Company agrees to comply with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the "Patriot Act") and any regulations promulgated thereunder. Company agrees to provide Trust, upon request, with all necessary reports and information for the Trust to fulfill its obligations, if any, under the Patriot Act.

3.6 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company are covered by a blanket fidelity bond or similar insurance coverage in an amount appropriate to ensure its performance under this Agreement, including, without limitation, its indemnification obligations pursuant to Article V. The Company agrees to hold for the benefit of, and to pay to, the Trust as appropriate, any amounts representing reimbursement for losses or damages occasioned by events covered by the aforesaid bond or insurance coverage to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that a bond or other insurance coverage containing these provisions is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

3.7 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Massachusetts.

3.8 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust, but makes no representation or warranty that its investment objectives, investment policies, or operating expenses comply with the applicable insurance laws of any state.

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3.9  The Trust and the Adviser each represents and warrants that it will ensure that the investments of each Fund comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder. In the event a Fund ceases to so qualify at the end of a quarter, the Trust will notify the Company promptly of such event but in no event later than 10 days after such event and the Adviser will take all steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5. Notwithstanding anything herein to the contrary, the Trust and the Adviser make no representations regarding and expressly disclaim any liability for (i) any determination by the Internal Revenue Service regarding investor control that causes any Contract holder to be treated as the owner of the assets of a segregated asset account of the Company; or (ii) the Fund's failure to comply with the diversification requirements set forth in Section 817(h) of the Code if such failure results from beneficial interests in the Fund being held by a person that is not (x) a segregated asset account of an insurance company or (y) a permitted investor as described in Treasury Regulation Section 1.817-5(f)(3).

3.10 The Adviser represents and warrants that it is duly organized and in good standing under the laws of North Carolina, and that it is and shall remain registered as an investment adviser with the Securities and Exchange Commission. The Adviser further represents and warrants that it complies with all applicable federal and state laws and regulations, and that it will perform its obligations for the Trust in compliance with the laws and regulations of its state of domicile and any applicable federal laws and regulations. The Adviser represents and warrants that each Fund will be managed in accordance with its investment objective(s), investment strategies and investment restrictions, as each are described in the Trust's registration statement, as it shall be amended or supplemented from time to time.

                                   ARTICLE IV
                              Potential Conflicts

4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information

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reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, (b) submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; or (c) establishing a new registered management investment company or managed separate account.

4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the

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event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V
                                Indemnification

5.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Trust and the Adviser and each of their Trustees, officers, employees and agents, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

       (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts of Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser for use

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          in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

       (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the Company; or

       (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2 INDEMNIFICATION BY THE TRUST. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties", and together with the Trust Indemnified Parties, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

       (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

       (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

       (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

5.3 INDEMNIFICATION BY THE ADVISER. The Adviser agrees to indemnify and hold harmless the Company Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

       (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Adviser or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

       (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser; or

       (d) arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

5.4 No party shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.5 No party shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party whose indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2 and 5.3.

5.6 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                  Termination

6.1 This Agreement may be terminated by any party for any reason by ninety (90) days advance written notice delivered to the other parties.

6.2 This Agreement may be terminated immediately by a party upon written notice to the other parties if another party materially breaches any of the representations and warranties contained in Article III.

6.3 This Agreement may be terminated by any party, with respect to another party, upon the institution of formal administrative proceedings against the other party by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body; provided, that the party seeking termination determines in its sole judgment exercised in good faith that any such administrative proceedings will have a material adverse effect upon the ability of the other party to perform its obligations under this Agreement.

6.4 This Agreement may be terminated by any party if such party determines in its sole judgment exercised in good faith that another party has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement.

6.5 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company and to the extent permitted by applicable law, continue to make available additional shares of the Trust (or any Fund) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3. Specifically, the owners of existing Contracts will be permitted to direct allocation and reallocation of investments in the Funds, redeem investments in the Funds and invest in the Funds through additional purchase payments.

6.4 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.10 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.5.

                                  ARTICLE VII
                                    Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

          BB&T Variable Insurance Funds
          434 Fayetteville Street, 5th Floor
          Raleigh, NC 27601
          Attention:  Fund Administration
                      Mr. Trip Purcell

If to the Adviser:

          BB&T Asset Management, Inc.
          434 Fayetteville Street, 5th Floor
          Raleigh, NC 27601
          Attention: Mr. Trip Purcell

If to the Company:

          Hartford Life Insurance Company
          200 Hopmeadow Street
          Simsbury, Connecticut 06089
          Attention: General Counsel

                                  ARTICLE VIII
                                 Miscellaneous

8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with an investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of the other parties.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                        BB&T VARIABLE INSURANCE FUNDS

                                        By:      /s/ James T. Gillespie
                                                 -----------------------------
                                        Name:    James T. Gillespie
                                                 -----------------------------
                                        Title:   Vice President
                                                 -----------------------------

                                        BB&T ASSET MANAGEMENT, INC.

                                        By:      [ILLEGIBLE]
                                                 -----------------------------
                                        Name:    [ILLEGIBLE]
                                                 -----------------------------
                                        Title:   Senior Vice President
                                                 -----------------------------

                                        HARTFORD LIFE INSURANCE COMPANY

                                        By:      /s/ Robert Arena
                                                 -----------------------------
                                        Name:    Robert Arena
                                                 -----------------------------
                                        Title:   Senior Vice President
                                                 -----------------------------

                               Revised Schedule A

SEPARATE ACCOUNTS:
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Two

PRODUCTS FUNDED BY SEPARATE ACCOUNTS:
Director M Platinum
Director M Platinum Outlook
The BB&T Director Series III and IIIR
BB&T Director Outlook Series II and IIR
The BB&T Director Series II and IIR
BB&T Director Outlook Series I and IR
The BB&T Director

BB&T VARIABLE INSURANCE FUNDS:
BB&T Large Cap VIF
BB&T Capital Manager Equity VIF
BB&T Mid Cap Growth VIF
BB&T Special Opportunities Equity VIF
BB&T Total Return Bond VIF

                                   SCHEDULE B
                    Format for NAV and Dividend Information

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

                                   SCHEDULE C
                             Allocation of Expenses

                 PAID BY COMPANY                                    PAID BY THE TRUST
------------------------------------------------------------------------------------------------------
Preparing and filing the Separate Account's         Preparing and filing the Trust's registration
registration statement                              statement
Text composition for Separate Account prospectus    Text composition for Fund prospectuses and
and supplements                                     supplements
Text alterations of Separate Account prospectus     Text alterations of Fund prospectuses and
and supplements                                     supplements
Printing Separate Account prospectuses and          Printing Fund prospectus and supplements for use
supplements for use with prospective Contract       with existing Contract owners; or if requested by
owners;                                             Company, providing camera-ready film, computer
Printing Fund prospectuses and supplements for use  diskettes or typeset electronic document files of
with prospective Contract owners                    such documents and printing such documents for use
                                                    with existing Contract owners (1)
Text composition and printing of Separate Account   Text composition and printing of Trust statement
statement of additional information                 of additional information (1)
Mailing and distributing Separate Account           Mailing and distributing Fund prospectuses,
prospectuses, supplements and statement of          supplements and statement of additional
additional information to existing Contract owners  information to existing Contract owners (1)
as required by applicable law;                      Printing, mailing and distributing Funds and
Mailing and distributing Separate Account           Separate Account supplements and other
prospectuses and supplements to prospective         communications related to fund substitutions, fund
Contract owners;                                    closings, fund mergers and other similar fund
Mailing and distributing Fund prospectuses and      transactions
supplements to prospective Contract owners
Text composition of any annual and semi-annual      Text composition of annual and semi-annual reports
reports of the Separate Account, printing,          of the Fund; printing, mailing, and distributing
mailing, and distributing any annual and            annual and semi-annual reports of the Funds to
semi-annual reports of the Separate Account         existing Contract owners (1)
Text composition, printing, mailing, distributing,  Text composition, printing, mailing, distributing,
and tabulation of proxy statements and voting       and tabulation of proxy statements and voting
instruction solicitation materials to Contract      instruction solicitation materials to Contract
owners with respect to proxies sponsored by the     owners with respect to proxies sponsored by the
Separate Accounts                                   Fund or the Trust

------------

(1) Company may choose to print the Fund's prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund's documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

                        AMENDMENT AND JOINDER AGREEMENT
                                       TO
               AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

                                     Among
                        HARTFORD LIFE INSURANCE COMPANY,
                          BB&T ASSET MANAGEMENT, INC.,
                                      and
                         BB&T VARIABLE INSURANCE FUNDS

This Amendment and Joinder Agreement (the "Agreement"), effective May 1, 2008, by and among Hartford Life Insurance Company ("Hartford Life"), Hartford Life and Annuity Insurance Company ("Hartford Life and Annuity" and together with Hartford Life, the "Hartford"), BB&T Asset Management, Inc. (the "Advisor") and BB&T Variable Insurance Funds (the "Funds"), amends that certain Amended and Restated Fund Participation Agreement (the "Participation Agreement") dated May 1, 2005 by Hartford Life, the Advisor and the Funds as follows:

1. JOINDER. Effective as of the date of this Agreement, Hartford Life and Annuity joins in and becomes party to the Participation Agreement and shall be included in the definition of the term "Company" as used therein. By executing and delivering this Agreement, Hartford Life and Annuity hereby confirms to the Funds and the Advisor that each of the representations and warranties made by the Company in Section 3 of the Participation Agreement is true and correct with respect to Hartford Life and Annuity on and as of the date of this Agreement.

2.   Article VIII is hereby amended to include to following subsection 8.11:

          8.11. Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Funds hereby waive enforcement rights of fund policies regarding market timing or frequent trading with respect to transfers of assets into or from Hartford sponsored dynamic or static asset allocation models.

3. Schedule A of the Participation Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

4. In all other respects, the terms of the Participation Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARTFORD LIFE INSURANCE COMPANY            BB&T VARIABLE INSURANCE FUNDS

By its authorized officer,                     By its authorized officer,

By:            /s/ Robert Arena                By:            /s/ James T. Gillespie
               ------------------------------                 ----------------------------------
Name:          Robert Arena                    Name:          James T. Gillespie
Its: [Title]   Senior Vice President           Its: [Title]   Vice President
Date:                                          Date:          4/25/08

THE HARTFORD LIFE AND ANNUITY                  BB&T ASSET MANAGEMENT, INC.
INSURANCE COMPANY

By its authorized officer,                     By its authorized officer,

By:            /s/ Robert Arena                By:            /s/ Eugene G. Purcell III
               ------------------------------                 ----------------------------------
Name:          Robert Arena                    Name:          Eugene G. Purcell III
Its: [Title]   Senior Vice President           Its: [Title]   Senior Vice President
Date:                                          Date:          4/25/08

                                   SCHEDULE A
                          SEPARATE ACCOUNTS AND FUNDS

NAME OF SEPARATE ACCOUNT
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven

NAME OF FUNDS
BB&T Large Cap VIF Fund
BB&T Large Cap Growth VIF Fund
BB&T Mid Cap Growth VIF Fund
BB&T Special Opportunities Equity VIF Fund
BB&T Total Return Bond VIF Fund
BB&T Capital Manager Equity VIF Fund

                               AMENDMENT NO. 2 TO
               AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

This Amendment ("Amendment") dated as of September 30, 2010, is by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, the "Hartford"); BB&T Asset Management LLC (formerly BB&T Asset Management, Inc.) ("BB&TAM"); Sterling Capital Management LLC ("Sterling Capital"); and BB&T Variable Insurance Funds (the "Trust"), on behalf of its series, separately and not jointly.

WHEREAS, the Hartford, BB&TAM, and the Trust entered into a Participation Agreement dated May 1, 2005 as amended May 1, 2008 (and as further amended from time to time, the "Agreement");

WHEREAS, BB&TAM, a wholly-owned subsidiary of BB&T Corporation, is expected to merge with and into Sterling Capital on or about October 1, 2010 (the "Merger Effective Date"); and

WHEREAS, the Hartford, BB&TAM and the Trust desire to amend the Agreement to replace BB&TAM with Sterling Capital thereunder;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. BB&TAM is replaced by Sterling Capital under the Agreement and all references to the "Adviser" in the Agreement and any subsequent amendments now refer to Sterling Capital.

2. The address for the Adviser in the Agreement is deleted in its entirety and replaced with the following address:

            Sterling Capital Management LLC
            434 Fayetteville Street Mall, 5thFloor
            Raleigh, North Carolina 27601-0575
            Attention: Todd M. Miller

3.   This Amendment shall become effective on the Merger Effective Date.

4. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. The governing law of the Agreement shall be the governing law of this Amendment.

5. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter. This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY

       /s/ [ILLEGIBLE]
       ----------------------------------
By:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

       /s/ [ILLEGIBLE]
       ----------------------------------
By:
Title:

BB&T ASSET MANAGEMENT LLC

       /s/ Todd M. Miller
       ----------------------------------
By:    Todd M. Miller
Title: Vice President

STERLING CAPITAL MANAGEMENT LLC

       /s/ Kenneth R. Cotner
       ----------------------------------
By:    Kenneth R. Cotner
Title: Executive Director

BB&T VARIABLE INSURANCE FUNDS, SEPARATELY AND NOT JOINTLY

       /s/ E.G. Purcell III
       ----------------------------------
By:    E.G. Purcell III
Title: President

                               AMENDMENT NO. 3 TO
               AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

                                     Among
                        HARTFORD LIFE INSURANCE COMPANY,
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
                        STERLING CAPITAL MANAGEMENT LLC
                                      and
                   STERLING CAPITAL VARIABLE INSURANCE FUNDS

The Amended and Restated Fund Participation Agreement (the "Agreement") dated May 1, 2005, as further amended from time to time, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), Sterling Capital Management LLC (formerly BB&T Asset Management, Inc.) ("Sterling Capital") and BB&T Variable Insurance Funds (the "Trust"), on behalf of its series, separately and not jointly, is hereby amended as follows.

WHEREAS the Hartford, Sterling Capital, and the Trust desire to amend the Agreement to replace references to "BB&T Variable Insurance Funds" with "Sterling Capital Variable Insurance Funds";

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained herein, and intending to be legally bound thereby, the parties agree that:

1. All references to "BB&T Variable Insurance Funds" in the Agreement and subsequent amendments thereto are hereby changed to "Sterling Capital Variable Insurance Funds."

2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

3. The names "Sterling Capital Variable Insurance Funds" and "Trustees of Sterling Capital Variable Insurance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and Declaration of Trust dated as of April 29, 2011 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Sterling Capital Variable Insurance Funds" or any series thereof entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

In all other respects, the terms of the Agreement remain unchanged and in full force and effect.

This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

Effective date: May 2, 2011

THE HARTFORD LIFE INSURANCE                          STERLING CAPITAL VARIABLE
COMPANY                                              INSURANCE FUNDS,
                                                     (Formerly BB&T Variable
                                                     Insurance Funds)
                                                     Separately and not jointly

By its authorized officer,                           By its authorized officer,

By:           /s/ Steven M Kluever                   By:           /s/ Todd M. Miller
              ------------------------                             -----------------------
Name:         Steven M Klueuer                       Name:         Todd M. Miller
Its: [Title]  Vice President                         Its: [Title]  Vice President Sterling
                                                                   Capital Variable
                                                                   Insurance Funds
Date:         5/19/11                                Date:

THE HARTFORD LIFE AND ANNUITY                        STERLING CAPITAL MANAGEMENT LLC
INSURANCE COMPANY

By its authorized officer,                           By its authorized officer,

By:           /s/ Steven M Kluever                   By:           /s/ Kenneth R. Cotner
              ------------------------                             -----------------------
Name:         Steven M Kluever                       Name:         Kenneth R. Cotner
Its: [Title]  Vice President                         Its: [Title]  Managing Director
Date:         5/19/11                                Date:         5/2/11

                                   SCHEDULE A
                          SEPARATE ACCOUNTS AND FUNDS

Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for Hartford as filed with the Securities and Exchange Commission from time to time.

NAME OF SEPARATE ACCOUNT
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven

NAME OF FUND
Sterling Capital Special Opportunities VIF
Sterling Capital Total Return Bond VIF
Sterling Capital Strategic Allocation EquityVIF
Sterling Capital Select Equity VIF